EXHIBIT 25

                        Statement of Eligibility of
               The First National Bank of Chicago on Form T-1
               ----------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM T-1
                                  --------

                          STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                        ____________________________

                     THE FIRST NATIONAL BANK OF CHICAGO
             (Exact name of trustee as specified in its charter)

   A National Banking Association                    36-0899825
                                                     (I.R.S. employer
                                                     identification number)

   One First National Plaza, Chicago, Illinois       60670-0126
   (Address of principal executive offices)          (Zip Code)

                     The First National Bank of Chicago
                    One First National Plaza, Suite 0286
                       Chicago, Illinois   60670-0286
           Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
          (Name, address and telephone number of agent for service)

                        _____________________________

                         Morton International, Inc.
             (Exact name of obligor as specified in its charter)

   Indiana                                           36-4140798
   (State or other jurisdiction of                   (I.R.S. employer
   incorporation or organization)                          identification
   number)

   100 North Riverside Plaza
   Chicago, Illinois                                 60606-1596
   (Address of principal executive offices)          (Zip Code)


                               Debt Securities
                       (Title of Indenture Securities)

   ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
             INFORMATION AS TO THE TRUSTEE:

             (a)  Name and address of each examining or
             supervising authority to which it is subject.

             Comptroller of Currency, Washington, D.C.,
             Federal Deposit Insurance Corporation,
             Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

             (B)  WHETHER IT IS AUTHORIZED TO EXERCISE
             CORPORATE TRUST POWERS.

             The trustee is authorized to exercise corporate trust powers.

   ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
             IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
             SUCH AFFILIATION.

             No such affiliation exists with the trustee.


   ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
             PART OF THIS STATEMENT OF ELIGIBILITY.

             1. A copy of the articles of association of the trustee now in effect.*

             2. A copy of the certificates of authority of the trustee to commence business.*

             3. A copy of the authorization of the trustee to exercise corporate trust powers.*

             4.   A copy of the existing by-laws of the trustee.*

             5.   Not Applicable.

             6.   The consent of the trustee required by
                  Section 321(b) of the Act.

             7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

             8.   Not Applicable.

             9.   Not Applicable.

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 2nd day of April, 1998.


                  THE FIRST NATIONAL BANK OF CHICAGO,
                  TRUSTEE

                  By  /s/ John R. Prendiville
                       John R. Prendiville
                       Vice President




   * EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE
   REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                  EXHIBIT 6



                     THE CONSENT OF THE TRUSTEE REQUIRED
                        BY SECTION 321(b) OF THE ACT



                                                April 2, 1998


   Securities and Exchange Commission
   Washington, D.C.  20549

   Gentlemen:

        In connection with the qualification of an indenture between Morton International, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                  Very truly yours,

                  THE FIRST NATIONAL BANK OF CHICAGO

                    By /s/ John R. Prendiville
                       John R. Prendiville
                       Vice President

                                    EXHIBIT 7

     Legal Title of Bank:      The First National Bank of Chicago        Call Date: 12/31/97      ST-BK: 17-1630  FFIEC 031
     Address:                  One First National Plaza, Ste 0303                                                 Page RC-1
     City, State  Zip:         Chicago, IL  60670
     FDIC Certificate No.:     0/3/6/1/8
                               ---------

     CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
     AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31,1997

     All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


     SCHEDULE RC--BALANCE SHEET
                                                                        Dollar Amounts in
                                                                            Thousands              RCFC    BIL MIL THOU
                                                                            ---------              ----    ------------
     ASSETS
     1.   Cash and balances due from depository institutions
          (from Schedule RC-A):
          a.   Noninterest-bearing balances and currency and                                        0081    4,267,336      1.a.
               coin(1)
          b.   Interest-bearing balances(2)                                                         0071    6,893,837      1.b.
     2.   Securities
     a.   Held-to-maturity securities(from Schedule RC-B,                                           1754            0      2.a.
          column A)
     b.   Available-for-sale securities (from Schedule RC-B,                                        1773    5,691,722      2.b.
          column D)............
     3.   Federal funds sold and securities purchased under                                         1350    6,339,940      3.
          agreements to resell
     4.   Loans and lease financing receivables:
          a.   Loans and leases, net of unearned income (from       RCFD 2122     25,202,984                               4.a.
               Schedule RC-C)
          b.   LESS: Allowance for loan and lease losses            RCFD 3123        419,121                               4.b.
          c.   LESS: Allocated transfer risk reserve                RCFD 3128              0                               4.c.
          d.   Loans and leases, net of unearned income,                                            2125   24,783,863      4.d.
               allowance, and reserve (item 4.a minus 4.b and
               4.c)
     5.   Trading assets (from Schedule RD-D)                                                       3545    6,703,332      5.
     6.   Premises and fixed assets (including capitalized                                          2145      743,426      6.
          leases)
     7.   Other real estate owned (from Schedule RC-M)                                              2150        7,727      7.
     8.   Investments in unconsolidated subsidiaries and                                            2130      134,959      8.
          associated companies (from Schedule RC-M)
     9.   Customers' liability to this bank on acceptances                                          2155      644,340      9.
          outstanding
     10.  Intangible assets (from Schedule RC-M)                                                    2143      268,501      10.
     11.  Other assets (from Schedule RC-F)                                                         2160    2,004,432      11.
     12.  Total assets (sum of items 1 through 11)                                                  2170   58,483,415      12.

     _____________

     (1)  Includes cash items in process of collection and unposted debits.
     (2)  Includes time certificates of deposit not held for trading.


     Legal Title of Bank:      The First National Bank of Chicago        Call Date:  09/30/97     ST-BK:  17-1630 FFIEC 031
     Address:                  One First National Plaza, Ste 0303                                                 Page RC-2
     City, State  Zip:         Chicago, IL  60670
     FDIC Certificate No.:     0/3/6/1/8
                               ---------


     SCHEDULE RC-CONTINUED

                                                                        Dollar Amounts in
                                                                            Thousands            RCFC    BIL MIL THOU
                                                                            ---------            ----    ------------
     LIABILITIES
     13.  Deposits:
          a.   In domestic offices (sum of totals of columns A                                 RCON 2200   21,756,846      13.a
               and C from Schedule RC-E, part 1)
               (1)  Noninterest-bearing(1)                          RCON 6631      9,197,227                               13.a.1
               (2) Interest-bearing                                 RCON 6636        559,619                               13.a.2
          b.   In foreign offices, Edge and Agreement                                          RCFN 2200   14,811,410      13.b.
               subsidiaries, and IBFs (from Schedule RC-E,
               part II)
               (1)  Noninterest bearing                             RCFN 6631        332,801                               13.b.1
               (2) Interest-bearing                                 RCFN 6636     14,478,609                               13.b.2
     14.  Federal funds purchased and securities sold under                                    RCFD 2800    4,535,422      14
          agreements to repurchase:
     15.  a.   Demand notes issued to the U.S. Treasury                                        RCON 2840       43,763      15.a
          b.   Trading Liabilities(from Schedule RC-D)                                         RCFD 3548    6,523,239      15.b
     16.  Other borrowed money:
          a.   With a remaining maturity of one year or less                                   RCFD 2332    1,360,165      16.a
          b.   With a remaining  maturity of than one year                                          A547      576,492      16.b
               through three years
          c.   With a remaining maturity of more than three                                         A548      703,981      16.c
               years
     17.  Not applicable
     18.  Bank's liability on acceptance executed and                                          RCFD 2920      644,341      18
          outstanding
     19.  Subordinated notes and debentures (2)                                                RCFD 3200    1,700,000      19
     20.  Other liabilities (from Schedule RC-G)                                               RCFD 2930    1,322,077      20
     21.  Total liabilities (sum of items 13 through 20)                                       RCFD 2948   53,987,736      21
     22.  Not applicable
     EQUITY CAPITAL
     23.  Perpetual preferred stock and related surplus                                        RCFD 3838            0      23
     24.  Common stock                                                                         RCFD 3230      200,858      24
     25.  Surplus (exclude all surplus related to preferred                                    RCFD 3839    2,999,001      25
          stock)
     26.  a.   Undivided profits and capital reserves                                          RCFD 3632    1,273,239      26.a.
          b.   Net unrealized holding gains (losses) on                                        RCFD 8434       24,096      26.b.
               available-for-sale securities
     27.  Cumulative foreign currency translation adjustments                                  RCFD 3284      (1,515)      27
     28.  Total equity capital (sum of items 23 through 27)                                    RCFD 3210    4,495,679      28
     29.  Total liabilities and equity capital (sum of items                                   RCFD 3300   58,483,415      29
          21 and 28)
                                                                                               RCFD 6724          N/A      M.1



     Memorandum
     To be reported only with the March Report of Condition.
     1.   Indicate in the box at the right the number of the
          statement below that best describes the most
          comprehensive level of auditing work performed for
          the bank by independent external auditors as of any
          date during 1996   . . . . . . . . . . . . . . . . .

     1 =  Independent audit of the bank conducted in                4 =  Directors' examination of the bank performed by
          accordance with generally accepted auditing                    other external auditors (may be required by state
          standards by a certified public accounting firm                chartering authority)
          which submits a report on the bank                        5 =  Review of the bank's financial statements by
     2 =  Independent audit of the bank's parent holding                 external auditors
          company conducted in accordance with generally            6 =  Compilation of the bank's financial statements by
          accepted auditing standards by a certified public              external auditors
          accounting firm which submits a report on the             7 =  Other audit procedures (excluding tax preparation
          consolidated holding company (but not on the bank              work)
          separately)                                               8 =  No external audit work
     3 =  Directors' examination of the bank conducted in
          accordance with generally accepted auditing
          standards by a certified public accounting firm (may
          be required by state chartering authority)



     ____________________

     (1)  Includes total demand deposits and noninterest-bearing time and savings deposits.
     (2)  Includes limited-life preferred stock and related surplus.
